UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 9, 2013

TAYLOR MORRISON HOME CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(Address of principal executive offices)

(480) 840-8100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On August 9, 2013, Taylor Morrison Home Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives for the underwriters set forth on Schedule A thereto (collectively, the “Underwriters”), relating to the Company’s initial public offering (the “Offering”) of its Class A common stock, par value $0.00001 per share (the “Class A Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 28,572,000 shares of Class A Common Stock to the Underwriters at a purchase price per share of $20.68 (the offering price to the public of $22.00 per share minus the underwriters’ discount). The Company also provided the Underwriters with an option to purchase up to an additional 4,285,800 shares of Class A Common Stock to cover over allotments. The Underwriters exercised this option in full on April 11, 2013 and the Offering closed on April 12, 2013.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

Reorganization Transactions

In connection with the Offering, the Company completed a series of transactions on April 9, 2013 (the “Reorganization Transactions”) pursuant to a Reorganization Agreement dated as of April 9, 2013 (the “Reorganization Agreement”) among the Company, TMM Holdings II Limited Partnership (“New TMM”), other subsidiaries of the Company, affiliates of TPG Global, LLC (“TPG”), Oaktree Capital Management, L.P. (“Oaktree”), JH Investments Inc. (“JH” and together with TPG and Oaktree, the “Principal Equityholders”), certain members of the Company’s management and its Board of Directors (the “Board”), TPG TMM Holdings II, L.P. (the “TPG Holding Vehicle”), OCM TMM Holdings II, L.P. (the “Oaktree Holding Vehicle” and, together with the TPG Holding Vehicle, the “TPG and Oaktree Holding Vehicles”)) and TMM Holdings Limited Partnership (“TMM”). The Reorganization Agreement governs the terms of the Reorganization Transactions, which are described in the Company’s Registration Statement on Form S-1 (File No. 333-185269) (the “Registration Statement”).

Prior to the Reorganization Transactions, as previously reported in the Registration Statement, the Company amended and restated its Certificate of Incorporation and amended and restated its By-Laws. The amended and restated Certificate of Incorporation was filed with the Delaware Secretary of State on April 9, 2013.

In the Reorganization Transactions, the existing holders of limited partnership interests in TMM, including the Principal Equityholders and certain members of the Company’s management and Board, through a series of transactions, contributed their limited partnership interests in TMM to a new limited partnership, New TMM, such that TMM and the general partner of TMM became wholly-owned subsidiaries of New TMM. The Company, through a series of transactions, became the sole owner of the general partner of New TMM, and the Company used a portion of the net cash proceeds received in the Offering to purchase common partnership units in New TMM (“New TMM Units”) from New TMM.

In the Reorganization Transactions:

•	TPG and Oaktree each formed the TPG Holding Vehicle and the Oaktree Holding Vehicle, respectively;

•

The Principal Equityholders and members of the Company’s management and Board directly or indirectly exchanged all of their respective Class A Units, Class J Units and performance-vesting Class M Units in TMM on a one-for-one basis for new equity interests of the TPG and Oaktree Holding Vehicles with terms that are substantially the same as the Class A Units (other than certain Class A Units exchanged by JH as described below), Class J Units (other than with respect to certain vesting conditions) and performance-vesting Class M Units in TMM surrendered for exchange;

•	JH exchanged a portion of its Class A Units in TMM for New TMM Units to be held by JH;

•

Members of the Company’s management and Board exchanged all of their time-vesting Class M Units in TMM for New TMM Units with vesting terms that are substantially the same as those of the Class M Units surrendered for exchange;

•	New TMM directly or indirectly acquired all of the Class A Units, Class J Units and Class M Units outstanding prior to the Reorganization Transactions; and

•	The TPG and Oaktree Holding Vehicles directly or indirectly acquired New TMM Units.

Immediately following the consummation of the Reorganization Transactions, the limited partners of New TMM consisted of the Company, the TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and certain members of the Company’s management and Board. The number of New TMM Units issued to each of the TPG and Oaktree Holding Vehicles, JH and members of the Company’s management and Board as described above was determined based on a hypothetical cash distribution by TMM of the Company’s pre-IPO value to the holders of Class A Units, Class J Units and Class M Units of TMM, the initial public offering price and the price per share paid by the Underwriters for shares of Class A Common Stock in the Offering

In connection with the Reorganization Transactions, the TPG and Oaktree Holding Vehicles, JH and members of the Company’s management and Board were also issued a number of shares of the Company’s Class B common stock, par value $0.00001 per share (the “Class B Common Stock”) equal to the number of New TMM Units that each received.

At the closing of the Offering, the Company also used a portion of the net proceeds received in the Offering to purchase 41,164 New TMM Units from Sheryl Palmer, 14,202 New TMM Units from Stephen Wethor, 33,961 New TMM Units from Louis Steffens, 13,173 New TMM Units from Erik Heuser, 4,116 New TMM Units from Kathleen Owen, 4,116 New TMM Units from Graham Hughes and 9,879 New TMM Units from Tawn Kelley, in each case together with the corresponding shares of Class B Common Stock held by such person and in each case for a price per New TMM Unit equal to the price per share of Class A Common Stock paid by the Underwriters to the Company in the Offering.

Put/Call Agreement

On April 15, 2013, in accordance with the terms of a put/call agreement dated as of April 9, 2013 (the “Put/Call Agreement”), by and among the Company and the TPG and Oaktree Holding Vehicles, the Company purchased an aggregate of 22,572,722 New TMM Units (and corresponding shares of Class B Common Stock) from the TPG Holding Vehicle and the Oaktree Holding Vehicle for a price per New TMM Unit equal to the price per share of Class A Common Stock paid by the Underwriters to the Company in the Offering. On April 15, 2013 the Company also purchased 604,449 New TMM Units (and corresponding shares of Class B Common Stock) from JH on substantially the same terms.

Limited Partnership Agreement of New TMM

On April 9, 2013, in connection with the Reorganization Transactions, the Company, the TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and certain members of the Company’s management and the Board entered into the Amended and Restated Agreement of Exempted Limited Partnership of New TMM (the “New TMM LPA”). As a result of the Reorganization Transactions and in accordance with the terms of the New TMM LPA, New TMM will, through TMM and its subsidiaries, exercise stewardship over the business and affairs of Holdings and its subsidiaries and Monarch and its subsidiaries. New TMM will not conduct any activities other than direct or indirect ownership and stewardship over Holdings and Monarch and their respective subsidiaries.

The holders of New TMM Units, including the Company, will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of New TMM. Net profits and net losses of New TMM will generally be allocated to its members pro rata in accordance with the percentages of their respective New TMM Units, though certain non pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. To the extent permitted under the Revolving Credit Facility (as defined below), the New TMM LPA will provide for cash distributions to its limited partners if the taxable income of New TMM will give rise to taxable income for its limited partners. In accordance with the New TMM LPA and assuming New TMM is permitted to do so under the Revolving Credit Facility, New TMM will make cash distributions to the extent feasible to the holders of the New TMM Units, including the Company, for purposes of funding their tax obligations in respect of the income of New TMM that is allocated to them. Generally, these tax distributions will be computed based on the Company’s estimate of the net taxable income of New TMM allocable to such holder of New TMM Units multiplied by an assumed tax rate equal to the greater of (x) the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in San Francisco, California and (y) the highest combined provincial and federal income tax rate applicable to an individual or (if higher) a corporation that is a resident of Canada and is subject to tax in the province of Canada that has the highest income tax rate (in each case taking into account the nondeductibility of certain expenses and the character of the Company’s income). In addition, to the extent permitted under the Company’s Revolving Credit Facility, New TMM may make distributions to the Company without pro rata distributions to other limited partners in order to pay (i) consideration, if any, for redemption, repurchase or other acquisition of equity interests of New TMM to the extent such cash is used to redeem, repurchase or otherwise acquire the Class A Common Stock, (ii) operating, administrative and other similar costs incurred by the Company, and (iii) other payments related to (a) legal, tax, accounting and other professional fees and expenses, (b) judgments, settlements, penalties, fines or other costs and expenses in respect of any claims involving the Company and (c) other fees and expenses related to the maintenance of the Company’s existence or any securities offering, investment or acquisition transaction authorized by the Board.

The New TMM LPA provides that, subject to certain exceptions, any time the Company issues a share of its Class A Common Stock or any other equity security, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in New TMM and New TMM shall issue to the Company one New TMM Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of the Class A Common Stock are redeemed, repurchased or otherwise acquired, New TMM shall redeem, repurchase or otherwise acquire an equal number of New TMM Units held by the Company, upon the same terms and for the same price, as the shares of the Class A Common Stock are redeemed, repurchased or otherwise acquired.

Under the New TMM LPA, the members have agreed that the Principal Equityholders and/or one or more of their respective affiliates are permitted to engage in business activities or invest in or acquire businesses which may compete with the Company’s business or do business with any of its customer.

Under the New TMM LPA, New TMM will indemnify all of its partners, including the Company, against any and all losses and expenses related thereto incurred by reason of the fact that such person was a partner of New TMM. In the event that losses are incurred as a result of a member’s fraud or willful misconduct, such member is not entitled to indemnification under the New TMM LPA.

New TMM may be dissolved only upon the voluntary agreement of its general partner and the Principal Equityholders or as otherwise required by the laws of the Cayman Islands. Upon dissolution, New TMM will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of New TMM, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion of their interests in New TMM (other than to members holding unvested New TMM Units to the extent that their units do not vest as a result of the event causing the dissolution).

Exchange Agreement

On April 9, 2013, the Company, the TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and certain members of the Company’s management and the Board entered into the Exchange Agreement under which, from time to time, the holders of New TMM Units party to the agreement (or certain of their transferees) have the right to exchange their New TMM Units (along with a corresponding amount of the Class B Common Stock) for shares of the Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Stockholders Agreement

On April 9, 2013, the existing stockholders agreement among the general partner of TMM, TMM and certain of TMM’s limited partners was terminated and the Company entered into a new stockholders agreement with the TPG Holding Vehicle, the Oaktree Holding Vehicle and JH (the “Stockholders Agreement”). The Stockholders Agreement contains provisions related to the composition of the Board and the committees thereof. The Stockholders Agreement also provides that the Company does not have any interest or expectancy in the business opportunities of the Principal Equityholders and of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries and that each such party shall not have any obligation to offer the Company those opportunities. The TPG Holding Vehicle and the Oaktree Holding Vehicle agreed in the Stockholders Agreement to vote for each other’s Board nominees. In addition, the Stockholders Agreement provides that Requisite Investor Approval (as defined below) must be obtained before the Company is permitted to take certain actions, including effecting a change in control of the Company, acquiring or disposing assets valued at more than $50.0 million, incurring any indebtedness in an aggregate amount in excess of $50.0 million or making a loan in excess of such amount, issuing any equity securities (with limited exceptions), firing or hiring the Company’s Chief Executive Officer and making certain changes to the Board.

For purposes of the Stockholders Agreement, “Requisite Investor Approval” means, in addition to the approval of a majority vote of the Board, the approval of a director nominated by the TPG Holding Vehicle, so long as it owns at least 50% of the Company’s common stock held by it at the closing of the Offering (giving effect to the application of net proceeds), and the approval of a director nominated by the Oaktree Holding Vehicle, so long as it owns at least 50% of the Company’s common stock held by it following the Offering (giving effect to the application of net proceeds).

Registration Rights Agreement

On April 9, 2013, the existing registration rights agreement among TMM and certain of its limited partners was terminated and the Company and entered into a new registration rights agreement with the TPG Holding Vehicle, the Oaktree Holding Vehicle and certain members of the Company’s management and the Board (the “Registration Rights Agreement”). The Registration Rights Agreement provides the TPG Holding Vehicle and the Oaktree Holding Vehicle with certain demand registration rights, including shelf registration rights, in respect of any shares of the Class A Common Stock held by them, subject to certain conditions. In addition, in the event that the Company registers additional shares of Class A Common Stock for sale to the public following the completion of the Offering, it will be required to give notice of such registration to the TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and the members of the Company’s management and the Board party to the agreement of its intention to effect such a registration, and, subject to certain limitations, include shares of Class A Common Stock held by them in such registration. The Company undertakes in the Registration Rights Agreement to file a shelf registration statement as soon as it meets the applicable eligibility criteria and to use commercially reasonable efforts to have the shelf registration statement declared effective as soon as practicable and to remain effective in order to register the exchange of New TMM Units together with shares of Class B Common Stock for shares of Class A Common Stock by certain members of the Company’s management and the Board from time to time. The Company is required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the agreement. The agreement includes customary indemnification provisions in favor of the TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and the members of the Company’s management and the Board party to the agreement, any person who is or might be deemed a control person within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by the Company under the securities laws relating to any such registration.

Governance Agreements

On April 9, 2013, the Company entered into governance agreements setting forth certain matters with respect to the management of its indirect operating subsidiaries, Taylor Morrison Holdings, Inc. (“Holdings”) and Monarch Communities Inc. (“Monarch”). The Company entered into the U.S. Parent Governance Agreement with the TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and Holdings and the Canadian Parent Governance Agreement with the TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and Monarch. The U.S. Parent Governance Agreement and the Canadian Parent Governance Agreement provide that the composition of the board of Holdings and Monarch, respectively, shall each generally be identical to that of the Board and that the Principal Equityholders have the right to nominate representatives to the committees of such board on the same basis as set forth in the Stockholders Agreement. The U.S. Parent Governance Agreement and the Canadian Parent Governance Agreement also provide affiliates of the Principal Equityholders with approval rights over certain actions on the same basis as set forth in the Stockholders Agreement.

Indemnification Agreements

On April 9, 2013, the Company entered into indemnification agreements with each of its executive officers and directors. These agreements provide, in general, that the Company will indemnify the applicable executive officer and director to the fullest extent permitted by law in connection with their service to the Company or on the Company’s behalf.

Third Amendment to the Amended and Restated Credit Agreement

On April 12, 2013, Taylor Morrison Communities, Inc. and Monarch Corporation, each a subsidiary of the Company (collectively, the “Borrowers”), entered into an amendment agreement (the “Amendment”) to the Credit Agreement dated as of July 13, 2011, as amended and restated as of April 13, 2012 and as thereafter amended as of August 15, 2012 and December 27, 2012 (the “Revolving Credit Facility” and as amended by the Amendment, the “Restated Revolving Credit Facility” ), among the Borrowers, TMM, Credit Suisse AG, as administrative agent, and the other parties thereto. The Amendment, among other things, (a) converts the Revolving Credit Facility into an unsecured facility, (b) reduces the Eurodollar applicable margin from 3.25% to 2.00% (subject to a step-up or step-down based on a capitalization ratio) and base rate applicable margin from 2.25% to 1.00% (subject to a step-up or step-down based on a capitalization ratio), (c) increases the aggregate amount of commitments under the Revolving Credit Facility to $400.0 million, of which $200.0 million will be available for letters of credit, (d) permits the Borrowers to increase the Restated Revolving Credit Facility up to an additional $200.0 million through an accordion feature, (e) permits the Borrowers to borrow up to the commitment amount under the Restated Revolving Credit Facility, unless the capitalization ratio as of the most recently ended fiscal quarter exceeds 0.55 to 1.00, in which case, borrowing availability under the Restated Revolving Credit Facility will be measured by reference to a borrowing base formula to be calculated quarterly (or more frequently as the Borrowers may elect) and (f) extends the maturity date of the facility to April 12, 2017.

Item 1.02	Termination of a Material Definitive Agreement

The information contained in Item 1.01 above is hereby incorporated in this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

On April 9, 2013, in connection with the Reorganization Transactions, the Company issued an aggregate of 93,736,964 shares of Class B Common Stock at a purchase price of $0.00001 per share to the

TPG Holding Vehicle, the Oaktree Holding Vehicle, JH and certain members of the Company’s management and the Board pursuant to the terms of Class B Common Stock Subscription Agreements between the Company and each such purchaser. The shares of Class B Common Stock were issued in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act, on the basis that the transaction did not involve a public offering, as well as the safe harbor provided by Rule 506 of Regulation D under the Securities Act . No underwriters were involved in the transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2013, the Company was informed by Brad Carr, President of Monarch Corporation, the indirect subsidiary of the Company through which the Company conducts its business in Canada (“Monarch Corp.”), that he would be resigning within the next 60 days.

Consequently, the Company announced on April 15, 2013 that Mr. Carr’s duties will be assumed on an interim basis by David George, the current Executive Vice President and General Counsel of Monarch Corp., who joined Monarch Corp. as a key executive over 25 years ago, and Emilio Tesolin, the current President of Monarch Corp.’s high-rise business, who has been with Monarch Corp. for over 15 years. Ms. Palmer, the Company’s President and Chief Executive Officer, will continue to provide oversight of Monarch Corp.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 above is hereby incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

10.1	Registration Rights Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.2	Amended and Restated Agreement of Exempted Limited Partnership of TMM Holdings II Limited Partnership, dated as of April 9, 2013.

10.3	Exchange Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.4	Stockholders Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.5	Put/Call Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and TPG TMM Holdings II, L.P. and OCM TMM Holdings II, L.P.

10.6	Reorganization Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.7	U.S. Parent Governance Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation, Taylor Morrison Holdings, Inc. and the other parties named therein.

10.8	Canadian Parent Governance Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation, Monarch Communities Inc. and the other parties named therein.

10.9	Amendment Agreement, dated as of April 12, 2013, to the Credit Agreement dated as of July 13, 2011 (as amended and restated as of April 13, 2012 and as thereafter amended as of August 15, 2012 and December 27, 2012), among Taylor Morrison Communities, Inc., Monarch Corporation, TMM Holdings Limited Partnership and the other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President, Secretary and General Counsel

Dated: April 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated By-laws.

10.1	Registration Rights Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.2	Amended and Restated Agreement of Exempted Limited Partnership of TMM Holdings II Limited Partnership, dated as of April 9, 2013.

10.3	Exchange Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.4	Stockholders Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.5	Put/Call Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and TPG TMM Holdings II, L.P. and OCM TMM Holdings II, L.P.

10.6	Reorganization Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein.

10.7	U.S. Parent Governance Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation, Taylor Morrison Holdings, Inc. and the other parties named therein.

10.8	Canadian Parent Governance Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation, Monarch Communities Inc. and the other parties named therein.

10.9	Amendment Agreement, dated as of April 12, 2013, to the Credit Agreement dated as of July 13, 2011 (as amended and restated as of April 13, 2012 and as thereafter amended as of August 15, 2012 and December 27, 2012), among Taylor Morrison Communities, Inc., Monarch Corporation, TMM Holdings Limited Partnership and the other parties named therein.